Exhibit 21

                SUBSIDIARIES OF FORUM GROUP, INC.


                                                            State of
                                                            Incorporation
     Name                                                   or Organization
     ----                                                   ---------------
1.   FGI Financing I Corporation                            Delaware
2.   FGI Financing II Corporation                           Delaware
3.   Forum Alpha Investments, Inc.                          Delaware
4.   Forum Beta Investments, Inc.                           Delaware
5.   Forum A/H, Inc.                                        Delaware
6.   Forum Cupertino Lifecare, Inc.                         Indiana
7.   Forum Group II, Inc.                                   Delaware
8.   Forum Home Care Services, Inc.                         Indiana
9.   Forum Investments I, L.L.C.                            Delaware
10.  Forum of Kentucky, Inc.                                Kentucky
11.  Forum Lifecare, Inc.                                   Indiana
12.  Forum - NGH, Inc.                                      Delaware
13.  Forum - NGH Operations I, L.L.C. (80.5%-owned)         Delaware
14.  Forum NGH Operations (GP) I, L.L.C. (89.5%-owned)      Delaware
15.  Forum Ohio Healthcare, Inc.                            Ohio
16.  Forum-Pueblo Norte, Inc.                               Arizona
17.  Forum Retirement, Inc.                                 Delaware
18.  Forum Retirement Communities I, L.P. (58.95%-owned)    Delaware
19.  Forum Retirement Communities II, L.P. (59.4%-owned)    Delaware
20.  Forum Retirement Partners, L.P. (62.1%-owned)          Delaware
21.  Forum Woodside, Inc.                                   Delaware
22.  Greenville Retirement Communities, L.P. (50%-owned)    Delaware
23.  Health Care Industries, Inc.                           Florida
24.  Pueblo Norte Healthcare, Inc.                          Arizona
25.  Rancho San Antonio Retirement Services, Inc.           California

                               E-191
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